EXHIBIT 10.31

GENESIS MICROCHIP INC.

2000 NONSTATUTORY STOCK OPTION PLAN

STOCK OPTION AGREEMENT FOR CHINA

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

[Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Granted

Total Exercise Price	$

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:

Vesting Schedule:

Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48th of the Shares subject to the Option shall vest each full month thereafter, so as to be 100% vested and on the fourth anniversary of the Vesting Commencement Date, subject to Optionee remaining a Service Provider on such vesting dates.

Termination Period:

This Option may be exercised for three months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for twelve months following Optionee’s termination as a Service Provider. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.	AGREEMENT

1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Option Agreement (the “Optionee”), an option (the “Option”) over the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to Stock Option Administration. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Due to local exchange control regulations, Optionee will be required to use the “full cashless” exercise method using a broker who, upon exercise, will simultaneously sell all of the Shares that Optionee is entitled to upon exercise, use the proceeds to pay the Exercise Price (plus any applicable fees or taxes) and remit the balance to Optionee in cash.

Depending on the development of local laws, the Company reserves the right to provide Optionee with additional methods of exercising the Option prior to the Vesting Commencement Date.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

If Optionee received this or any other document related to the Plan translated into a language other than English and if the translated version is different from the English version, the English version will control.

7. Data Privacy. Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Optionee’s personal data as described in this document by and among, as applicable, Optionee’s employer (the “Employer”), and the Company and its subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.

Optionee understands that the Company and the Employer hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Optionee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Optionee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Optionee’s country. Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Optionee’s local human resources representative. Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Optionee may elect to deposit any shares of stock acquired upon exercise of the Option. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan. Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, without cost, by contacting in writing Optionee’s local human resources representative. Optionee understands, however, that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, Optionee understands that he or she may contact Optionee’s local human resources representative.

8. Nature of Grant. In accepting the grant, Optionee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) Optionee’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate Optionee’s employment relationship at any time with or without cause;

(e) Optionee is voluntarily participating in the Plan;

(f) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(g) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(h) in the event that Optionee is not an employee of the Company, the Option grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the Option grant will not be interpreted to form an employment contract with the Employer or any subsidiary or affiliate of the Company;

(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j) if the underlying Shares do not increase in value, the Option will have no value;

(k) if Optionee exercises the Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of Optionee’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(m) notwithstanding any terms or conditions of the Plan to the contrary, in the event of involuntary termination of Optionee’s employment (whether or not in breach of local labor laws), Optionee’s right to receive Options and vest in Options under the Plan, if any, will terminate effective as of the date that Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), Optionee’s right to exercise the Option after termination of employment, if any, will be measured by the date of termination of Optionee’s active employment and will not be extended by any notice period mandated under local law; the Company shall have the exclusive discretion to determine when Optionee is no longer actively employed for purposes of the Option grant.

9. Responsibility for Taxes. Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by Optionee is and remains his or her responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

Prior to exercise of the Option, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Optionee authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Optionee from Optionee’s wages or other cash compensation paid to Optionee by the Company and/or the Employer or from proceeds of the sale of the Shares. Alternatively, or in addition, if permissible under local law, the Company may (1) sell or arrange for the sale of Shares that Optionee acquires to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company withholds only the amount of Shares necessary to satisfy the minimum withholding amount. Finally, Optionee shall pay to only or the Employer any amount of Tax-Related Items that only or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or the purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

10. Severability. The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

11. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

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By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	GENESIS MICROCHIP INC.

Signature	By

Print Name	Title

Residence Address

EXHIBIT A

GENESIS MICROCHIP INC.

2000 NONSTATUTORY STOCK OPTION PLAN

EXERCISE NOTICE FOR CHINA

Genesis Microchip Inc.

Attention: Stock Option Administration

1. Exercise of Option. Effective as of today,                                 ,             , the undersigned (“Purchaser”) hereby elects to exercise options over                                  shares (the “Shares”) of the Common Stock of Genesis Microchip Inc. (the “Company”) under and pursuant to the 2000 Nonstatutory Stock Option Plan (the “Plan”) and the Stock Option Agreement for China dated,                         ,              (the “Option Agreement”). The exercise price shall be $            , as required by the Option Agreement.

2. Delivery of Payment. Due to legal restrictions, Purchaser delivers cash payment through a broker who will immediately sell all of the Shares to which Purchaser is entitled upon exercise of this Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Purchaser shall have no rights as a shareholder with respect to any Shares subject to this Option, except as provided in the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s exercise of the Options. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the exercise of the Options and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

PURCHASER	GENESIS MICROCHIP INC.

Signature	By

Print Name	Title

Date Received

Address: